UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

FIRST MARINER BANCORP

(Exact name of registrant as specified in charter)

Maryland	000-21815	52-1834860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 21, 2011, First Mariner Bancorp (the “Company”) and the Company’s wholly owned subsidiary, First Mariner Bank (the “Bank”) were notified by Edwin F. Hale, Sr., the Company’s and the Bank’s former Chairman and Chief Executive Officer, of Mr. Hale’s retirement effective December 22, 2011. Captain Michael R. Watson, a current director of the Company and the Bank, has been appointed interim Chairman of the Board of the Company and the Bank.

(c)  On December 22, 2011, Mark Keidel, currently the Company’s and the Bank’s President and Chief Operating Officer, was appointed as the principal executive officer of the Company and the Bank on an interim basis, subject to regulatory approval.  Mr. Keidel became President of the Bank in November 2011 and President and Chief Operating Officer of the Company and Chief Operating Officer of the Bank in May 2009. He joined the Bank as Executive Vice President and Chief Financial Officer in 2000. Prior to that, he served as the Chief Financial Officer of Carroll County Bank and Mason-Dixon Bancshares, Inc. Mason-Dixon Bancshares, Inc. was a $1.2 billion multibank holding company headquartered in Westminster, Maryland that was acquired by BB&T Corporation in 1999. Mr. Keidel passed the certified public accountant exam in 1992 and graduated from the Bank Administration Institute Financial School in 1991.

Item 9.01               Financial Statements and Exhibits

Exhibits

Number	Description

99.1	Press Release dated December 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer

Date: December 28, 2011